EXHIBIT 99 (a)

DELPHI TO ACCELERATE BUSINESS MODEL SHIFT IN 2001

Portfolio Management Options For $4 Billion to $5 Billion of Business Under Active Review

      New York — Delphi Automotive Systems (NYSE: DPH) top leaders will meet with security analysts and news media this morning to outline the company’s business strategies and financial outlook for 2001. The meeting will be webcast on www.delphiauto.com.

      “During the past several years we have made dramatic reductions in structural cost and recently we have taken quick action in order to stay ahead of the impact of the softening automotive market,” said J.T. Battenberg III, chairman, CEO and president. “While 2001 vehicle volumes are forecast to be lower than this year’s record-setting levels, we remain convinced that 2001 will be a solid year for the industry.

      “The automotive industry faced several challenges in 2000, including declining aftermarket and commercial vehicle sales, and the recent downturn in new vehicle sales,” said Battenberg. “We have also experienced unfavorable exchange rates in Europe and the impact of exchange rates on wage increases in Mexico.

      “In line with these challenges, our plan is to continue to execute our base business fundamentals by implementing ongoing performance improvements through lean manufacturing and a streamlined organizational structure and quickly calibrate the company’s cost structure to likely market conditions,” said Battenberg. “More importantly, in 2001 we will accelerate the shift in our portfolio to high-tech electronic and electronically enhanced products.”

      Battenberg added that Delphi has recently completed an evaluation of its portfolio and will concentrate resources more narrowly to be a market leader in targeted automotive business segments, expand sales of core technologies to customers outside the automotive industry and focus capital on selected growth products. As part of the company’s portfolio management

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process, Battenberg said the company is actively reviewing portfolio management options for its global automotive generator business. Including generators, Delphi is reviewing approximately $4 billion to $5 billion of businesses for near term portfolio management action.

Q4 2000 and 2001 Outlook

      Sales in the first half of 2000 were at record levels according to Alan Dawes, Delphi chief financial officer. However, he stated that slowing vehicle sales in the second half of the year, unfavorable Euro exchange pressure, and the impact of the stronger Mexican Peso coupled with local wage increases will impact Delphi’s fourth quarter and 2001 revenue and earnings.

      “Customers have reduced schedules in the fourth quarter in North America and Europe as the new vehicle market softens. Aftermarket sales have also fallen significantly in the quarter, especially in the last six weeks. Taking these factors into consideration, we expect fourth quarter revenues to be in the $6.8 billion to $6.9 billion range, which is slightly above the third quarter of 2000,” said Dawes.

      Delphi expects fourth quarter consolidated earnings of $175 million to $200 million, or $0.31 to $0.35 earnings per share.

      “Our revenue has essentially declined in line with reduced volumes and we have aggressively reduced expenses in the quarter in an effort to offset these volume declines and the unfavorable impact of currency exchange. Our earnings will be somewhat better than the third quarter, on similar volume. Although still somewhat short of where we wanted to finish the year, we expect 2000 net margins to match or exceed 1999,” said Dawes.

      “Operating cash flow during the quarter is expected to be in the $400 million to $500 million range, as Delphi has pushed aggressively to manage working capital and capital spending. Accordingly, 2000 operating cash flow should be above the $1.5 billion level indicated by Delphi at the outset of the year,” he said.

      Delphi plans to officially report its fourth quarter earnings on January 17, 2001.

2001 Projections

      Looking forward, Dawes stated that a softening automotive market would lead the company to project slightly lower to flat sales of $28 billion to $29 billion next year, based on current assumptions about vehicle maker production volumes.

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      “In light of current economic conditions, lower industry volume, and other factors, we expect earnings to be lower year-over-year, excluding the impact of any major portfolio actions,” he said.

      Dawes said the company expects 2001 net income in a range of $800 million to $950 million, depending upon assumptions concerning General Motors North American production volumes. This will result in a net margin of 3.0 percent to 3.3 percent, or $1.42 to $1.68 earnings per share based on 565 million outstanding shares.

2001 Cash Flow

      Delphi expects to continue to generate strong operating cash flow in the range of $1.2 billion to $1.6 billion in 2001, as a result of the above earnings projections and strong working capital management and lower capital spending. This projection reflects the continued favorable impact of lean manufacturing principles, and a capital management strategy to reduce investment in traditional automotive segments of the company.

      “In 2001, Delphi plans to allocate approximately $1.0 billion to fund capital projects in our core automotive business lines, down $300 million from the 2000 level,” said Dawes. “We expect to utilize this operating cash flow and possibly some of our debt capacity to make strategic acquisitions that will build upon existing core competencies and expand our market coverage in both traditional automotive and non-automotive markets. This will be an important part of our plans as we transition our portfolio to higher-tech, higher margin business sectors.”

      In addition to acquisitions, Dawes said the company will be evaluating a stock buy-back in the first quarter of 2001. “We believe there is growing value in a stock buy-back because of the current low valuation in the sector. Stock buy-backs effectively compete with acquisitions and internal capital investments on the basis of highest shareholder returns.”

Cost Reductions

      “During the past two years we have moved decisively to reduce structural costs and improve our ability to offset market cyclically,” Dawes said. “We have consolidated manufacturing, engineering and administrative facilities, terminated non-performing joint ventures, announced the closure or sale of selected facilities and further reduced the size of the global workforce,” said Dawes.

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      “Yet, in light of the 2001 market outlook, we now must further accelerate our structural cost reduction efforts and step up our portfolio management initiatives.”

      He noted that as vehicle manufacturers forecast weaker sales for 2001, Delphi will rapidly adjust its factory output to reduce inventories. As previously announced, Delphi will place about 1,700 U.S. employees on temporary layoff this month, with additional temporary layoffs anticipated. Dawes said that Delphi also has reduced its Mexican workforce by over 5,000 since July 2000 and is utilizing similar tools in other regions worldwide.

Portfolio Management

      “We are accelerating the shift in our business model to higher technology products. In 2001, we will more sharply focus capital investments and management on technology-rich product segments by expanding existing product lines beyond current segment boundaries or by acquiring related businesses,” said Dawes. “Simultaneously we plan to fix, sell or close product lines that fail to meet long term strategic criteria including: industry leading market position, potential for segment growth, strong financial performance, high technology electronics content, and systems or modules alignment.”

Generator Business

      “We are actively reviewing our portfolio options for our nearly $600 million global automotive generator business. This is yet another step in further focusing our portfolio,” said Dawes. “For this product line, we will find a solution which provides the business with an opportunity for growth, as well as the ability to provide excellent and ongoing service to customers.”

Other Portfolio Plans

      Dawes said that in the near term, the company expects to announce additional portfolio realignment actions including sale of business lines, strategic partnerships, joint ventures and acquisitions.

      “We see a growing consolidation in many of our specialized automotive product segments. This strengthens the case for partnerships between existing contenders to improve capital availability, access to customers, speed technology development, reduce costs and

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accelerate growth within a company environment that will nurture the success of these businesses,” he said.

      “We recently completed a portfolio review and have identified business lines across all of our sectors that require portfolio management solutions. We expect to find portfolio solutions for these business lines in 2001, with likely near term actions in the Safety, Thermal and Electrical Architecture business sector,” noted Dawes.

      “We have a strong track record for completing our portfolio management initiatives. Since 1992, we have sold or closed 74 plants or businesses with sales revenue of approximately $7 billion including approximately $750 million in products this calendar year that do not meet our future portfolio objectives,” said Battenberg.

      “Factoring the impact of planned portfolio actions, continued cost cutting and anticipated vehicle industry volumes, we believe Delphi can return to 2000 margin levels and continue to progress toward previously established margin targets,” he said.

About Delphi

      Multi-national Delphi Automotive Systems, with headquarters in Troy, Mich., USA, Paris, Tokyo and São Paulo, Brazil, is a world leader in mobile electronics and transportation components and systems technology. Delphi’s three business sectors — Dynamics & Propulsion; Safety, Thermal & Electrical Architecture; and Electronics & Mobile Communication — provide comprehensive product solutions to complex customer needs. Delphi has approximately 216,000 employees and operates 184 wholly owned manufacturing sites, 44 joint ventures, 53 customer centers and sales offices and 31 technical centers in 40 countries. Delphi can be found on the Internet at www.delphiauto.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. Delphi and its representatives may periodically make written or oral statements that are “forward-looking,” including statements included in this release and other filings with the Securities and Exchange Commission and in reports to our stockholders. All statements which address operating performance, events or developments that we expect or anticipate may occur in the future, including statements relating to volume growth, awarded sales contracts and earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements. These statements are made on the basis of management’s views and assumptions; as a result, there can be no assurance that management’s expectations will necessarily come to pass. Principal important factors, risks and uncertainties which may cause actual results to differ from those expressed in forward-looking statements set forth in this release include our ability to increase non-GM sales and achieve the labor benefits expected from our separation from GM; potential increases in our warranty costs; changes in economic conditions, exchange rates or political environment in the markets in which we operate; financial or market declines of our customers; labor disruptions or material shortages; the level of competition in the automotive industry; significant downturns in the automobile production rate and the cyclical nature of the automotive industry; changes in laws or regulations pertaining to the automotive industry; our ability to realize costs savings expected to offset price reductions; changes in technology and technological risks; our ability to protect and assert patent and other intellectual property rights; the ability of our company to absorb possible costs relating to divestitures and other factors, risks and uncertainties discussed in the Delphi Automotive Systems Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and other filings with the Securities and Exchange Commission. Delphi does not intend or assume any obligation to update any of these forward-looking statements.